EXHIBIT 32.2
CERTIFICATION
I, Franklin Byrd, Chief Financial Officer of Panda Ethanol, Inc., certify that:
1.	I have reviewed this Amendment No. 2 on Form 10-K/A to the annual report on Form 10-K of Panda Ethanol, Inc., as amended; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

October 9, 2007	/s/ Franklin Byrd
Franklin Byrd
Chief Financial Officer